UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) — August 26, 2003

PHOTOGEN TECHNOLOGIES, INC.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation or organization)	File Number)	Identification No.)

140 Union Square Drive
New Hope, Pennsylvania		18938
(Address of principal executive offices)		(Zip Code)

(215) 862-6860
(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 5.        OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Photogen Technologies, Inc. (the “Company”) received a Nasdaq Staff Determination on August 26, 2003 indicating that because the Company did not file its Form 10-QSB for the quarter ended June 30, 2003, which was due on August 19, 2003 (taking into account the extension to the filing date pursuant to the Company’s Form 12b-25), the Company fails to comply with the requirements for continued listing set forth in Marketplace Rule 4310(c)(14).  The Staff Determination states that the Company’s securities are therefore subject to delisting from The Nasdaq SmallCap Market.  The Company expects to file the Form 10-QSB as soon as practicable and the Company will request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination.  A request for a hearing stays the delisting action pending the issuance of a written determination by a Nasdaq Listing Qualifications Panel.  There can be no assurance the Panel will grant the Company’s request for continued listing.  The Company’s filing of its Form 10-QSB was delayed due to difficulties in obtaining audited financial information covering the Imagent® business the Company recently acquired from Alliance Pharmaceuticals Corp.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.

By:	/s/ Brooks Boveroux
Brooks Boveroux, Chief Financial Officer

Dated: August 28, 2003